UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

          ------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 27, 2006


                              GLOBAL WATAIRE, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

             000-31343                               36-4567500
      (Commission File Number)           (IRS Employer Identification No.)

       34 Delaware, SUITE 412                           14202
          BUFFALO, NEW YORK                           (Zip Code)
   (Principal executive offices)


                                 (716) 332-7150
              (Registrant's telephone number, including area code)

                            5050 De Sorel, Suite 110

                        Montreal, Quebec, Canada H4P 1G5
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.02. TERMINATION OF A MATERIAL AGREEMENT.

     The Registrant announced on June 27, 2006 that it has terminated the Exclusive License Agreement with Wataire Industries, Inc., a Nevada corporation, executed on October 12, 2005, and reported on a Current Report on October 21, 2005. The license granted an exclusive license for the entire United States of America covering certain processes and products relating to technology-based water generation and purification. The license granted in October was subsequently expanded by agreement of the parties to be worldwide. The license agreement was perpetual, non-revocable, and assignable by the Registrant.

     In connection with the termination of the license agreement, the Registrant decided to terminate its relationship with Waitire Industries, Inc. and cancel the issuance of 15,000,000 shares of the Registrant's Series C preferred stock, par value $0.001 per share, and the 25,000 shares of Registrant's Series A preferred stock, par value $0.001 per share, issued to Phil Fraser and William Robertson. Each share of the Series C preferred stock was convertible into one share of the Registrant's common stock and had voting rights equal to one share of the Registrant's common stock. Each share of the Series A preferred stock was convertible into 200 shares of the Registrant's common stock.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

     On May 24, 2006, Max Weissengruber resigned as secretary and as a director of the Registrant, effective immediately. There was no disagreement between Mr. Weissengruber and the Registrant. Likewise, on June 27, 2006 the board of directors of the Registrant, pursuant to the Bylaws of the Registrant, elected Robert Glassen to serve as a director and elected Edmund Gorman to serve as a director and Corporate Secretary of the Registrant.

ITEM 8.01. OTHER MATTERS.

     The Registrant has relocated its principal executive offices back to 534 Delaware Avenue, Suite 412, Buffalo, New York 14202.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 6, 2006                     GLOBAL WATAIRE, INC.


                                        By /s/ Sydney Harland
                                          --------------------------------------
                                           Sydney Harland,
                                           President and Chief Executive Officer


                                     -1-